Exhibit 2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-141556 of MLP & Strategic Equity Fund Inc. on Form N-2 of our report dated May 22, 2007 appearing in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Princeton, New Jersey

May 29, 2007